FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS RECORD EARNINGS PER SHARE OF $0.52 FOR THIRD QUARTER
Loans increased 11.4 percent over last year
Loan, core deposit and revenue growth produce operating leverage

NASHVILLE, Tenn., Oct. 21, 2014 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.52 for the quarter ended Sept. 30, 2014, compared to net income per diluted common share of $0.42 for the quarter ended Sept. 30, 2013, an increase of 23.8 percent. Net income per diluted common share was $1.48 for the nine months ended Sept. 30, 2014, compared to net income per diluted common share of $1.23 for the nine months ended Sept. 30, 2013, an increase of 20.3 percent.
"Our performance in the third quarter of 2014 represents our seventh consecutive quarter of record earnings per share for the shareholders of our firm," said M. Terry Turner, Pinnacle's president and chief executive officer. "We continue to experience strong organic loan growth as well as strong growth in revenues and profitability. End of period loan balances increased by 11.4 percent year over year, while average non-interest bearing deposits increased by 19.7 percent during the same period. Our third quarter results place us in great position to achieve our 2014 growth targets."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Loans at Sept. 30, 2014 were a record $4.421 billion, an increase of $105.7 million from June 30, 2014. Loans increased $451.9 million from Sept. 30, 2013, a year-over-year growth rate of 11.4 percent.
•	Average balances of noninterest-bearing deposit accounts were $1.317 billion in the third quarter of 2014 and represented approximately 28.3 percent of total average deposit balances for the quarter, another record for the firm. Third quarter 2014 average noninterest-bearing deposits increased 19.7 percent over the same quarter last year.
•	Revenues (excluding securities gains and losses) for the quarter ended Sept. 30, 2014 were a record $62.4 million, an increase of $2.6 million from $59.8 million in the second quarter of 2014. Revenues (excluding securities gains and losses) increased 8.7 percent over the same quarter last year.
•	Return on average assets was 1.25 percent for the third quarter of 2014, compared to 1.21 percent for the second quarter of 2014 and 1.09 percent for the same quarter last year. Third quarter 2014 return on average tangible equity amounted to 13.69 percent, compared to 13.50 percent for the second quarter of 2014 and 12.71 percent for the same quarter last year.

"We remain optimistic about our ability to achieve our 2014 end-of-year loan targets," Turner said. "Our 2014 third quarter annualized net loan growth rate of 9.8 percent exceeded our 2013 third quarter annualized net loan growth rate of 4.2 percent, providing further evidence of the achievability of our three-year growth targets for the period ending December 2014. As our focus turns to the next three-year period, we expect firms that are capable of efficient and effective core deposit acquisition will be the banking firms ultimately rewarded by investors. For that reason, we are pleased with the nearly 20 percent annual growth rate in demand deposits."

OTHER THIRD QUARTER 2014 HIGHLIGHTS:
•	Revenue growth
o	Net interest income for the quarter ended Sept. 30, 2014 was $49.5 million, compared to $47.2 million for the second quarter of 2014 and $44.6 million for the third quarter of 2013.
▪	The firm's net interest margin increased to 3.79 percent for the quarter ended Sept. 30, 2014, up from 3.71 percent last quarter and 3.72 percent for the quarter ended Sept. 30, 2013.
o	Noninterest income for the quarter ended Sept. 30, 2014 was $12.9 million, compared to $12.6 million for the second quarter of 2014 and $11.4 million for the same quarter last year.
▪
Other fees increased by $512,000 between the second and third quarters of 2014 due to several factors, including gains on other investments and increased interchange revenues. Other fees decreased $702,000 between the quarters ended Sept. 30, 2014 and 2013 primarily due to a $1.1 million gain on the sale of the government guaranteed portion of a loan in the third quarter of 2013.

"Our net interest margin improvement was primarily attributable to higher loan yields and continued lower funding costs," said Harold R. Carpenter, Pinnacle's chief financial officer. "Average loan yields for the third quarter of 2014 increased by seven basis points compared to the second quarter of 2014, while our cost of funds decreased by one basis point. Loan yields increased due to several factors, including recognition of interest income on loans previously classified as nonaccrual and the favorable impact of certain hedging activities entered into during the second quarter of 2014. Looking to the fourth quarter, we believe our net interest income should expand based on volume increases, while our net interest margin will likely contract modestly but remain well within our previous guidance."

•	Noninterest expense
o	Noninterest expense for the quarter ended Sept. 30, 2014 was $34.4 million, compared to $33.9 million in the second quarter of 2014 and $33.3 million in the same quarter last year.
▪	Equipment and occupancy expense increased by $560,000 compared to the second quarter of 2014, primarily due to a $460,000 write-off of equipment resulting from the decision to outsource certain services to a third party provider.
▪	Other real estate owned expenses (OREO) were $417,000 in the third quarter of 2014, compared to $226,000 in the second quarter of 2014 and $699,000 in the same quarter last year.
▪
Other noninterest expense decreased by $147,000 in the third quarter of 2014 compared to the second quarter of 2014, and by $660,000 compared to the third quarter of 2013, primarily due to costs associated with the resolution of a legal matter during the third quarter of 2013.

 "Our third quarter results reflect an efficiency ratio of 55.0 percent, which is another record for the firm," Carpenter said.  "Our goal is to continue to increase the operating leverage of our firm primarily through increased revenues while maintaining effective cost controls.  That said, we believe that in order to remain a high performing franchise prudent management of our expense base will continue to be a requirement."

•	Asset quality
o	Nonperforming assets were $34.0 million at Sept. 30, 2014, compared to $28.6 million at June 30, 2014 and $35.5 million at Sept. 30, 2013. Nonperforming assets were 0.77 percent of total loans and ORE at Sept. 30, 2014, compared to 0.66 percent at June 30, 2014 and 0.89 percent at Sept. 30, 2013.
o	The allowance for loan losses represented 1.50 percent of total loans at Sept. 30, 2014, compared to 1.55 percent at June 30, 2014 and 1.70 percent at Sept. 30, 2013. The ratio of the allowance for loan losses to nonperforming loans was 305.6 percent at Sept. 30, 2014, compared to 426.6 percent at June 30, 2014 and 336.6 percent at Sept. 30, 2013.
▪	Net charge-offs were $1.6 million for the quarter ended Sept. 30, 2014, compared to $890,000 for the second quarter of 2014 and $2.1 million for the quarter ended Sept. 30, 2013. Annualized net charge-offs as a percentage of average loans for the quarter ended Sept. 30, 2014 were 0.14 percent, compared to 0.21 percent for the quarter ended Sept. 30, 2013.
▪	Provision for loan losses increased from $685,000 for the third quarter of 2013 to $851,000 for the third quarter of 2014. The provision was $254,000 for the second quarter of 2014.

"Total nonperforming loans increased by $6.0 million between Sept. 30, 2014 and June 30, 2014," Carpenter said. "At Sept. 30, 2014, approximately $15.6 million of the $21.6 million in nonperforming loans are performing pursuant to their contractual terms. We expect that our credit metrics will continue to be in the top quartile of most peer groups and provide us with additional credit leverage for the remainder of this year and next."

BOARD OF DIRECTORS DECLARES DIVIDEND
On Oct. 21, 2014, Pinnacle's Board of Directors also declared an $0.08 per share cash dividend to be paid on Nov. 28, 2014 to common shareholders of record as of the close of business on Nov. 7, 2014. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Oct. 22, 2014 to discuss third quarter 2014 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $5.9 billion in assets at Sept. 30, 2014. At Sept. 30, 2014, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and four offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

Certain of the statements in this quarterly report on Form 10-Q may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial) or otherwise to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors, (xix) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches, (xx) the possibility of increased compliance costs as a result of increased regulatory oversight and the development of additional banking products for our corporate and consumer clients, and (xxi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014 and Pinnacle Financial's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 1, 2014.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED
	September 30, 2014	June 30, 2014	December 31, 2013
ASSETS
Cash and noninterest-bearing due from banks	$64,743,501	$91,575,519	$79,785,004
Interest-bearing due from banks	148,068,613	114,865,408	124,509,486
Federal funds sold and other	4,757,438	4,667,086	4,644,247
Cash and cash equivalents	217,569,552	211,108,013	208,938,737

Securities available-for-sale, at fair value	714,920,906	743,528,294	693,456,314
Securities held-to-maturity (fair value of $38,112,282, $38,290,464, and
$38,817,467 at September 30, 2014, June 30, 2014 and
December 31, 2013, respectively)	38,106,986	38,537,545	39,795,649
Mortgage loans held-for-sale	19,130,001	24,591,553	12,850,339

Loans	4,421,250,676	4,315,561,552	4,144,493,486
Less allowance for loan losses	(66,159,575)	(66,888,250)	(67,969,693)
Loans, net	4,355,091,101	4,248,673,302	4,076,523,793

Premises and equipment, net	71,551,257	72,534,086	72,649,574
Other investments	33,599,454	33,496,695	33,226,195
Accrued interest receivable	16,949,949	15,921,099	15,406,389
Goodwill	243,533,067	243,550,227	243,651,006
Core deposit and other intangible assets	3,129,236	3,365,399	3,840,750
Other real estate owned	12,329,278	12,946,465	15,226,136
Other assets	139,792,704	140,538,915	148,210,975
Total assets	$5,865,703,491	$5,788,791,593	$5,563,775,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,357,934,212	$1,324,358,420	$1,167,414,487
Interest-bearing	860,781,126	900,576,170	884,294,802
Savings and money market accounts	1,983,237,139	1,950,235,361	1,962,714,398
Time	460,378,271	476,343,393	519,049,037
Total deposits	4,662,330,748	4,651,513,344	4,533,472,724
Securities sold under agreements to repurchase	64,772,511	62,272,670	70,465,326
Federal Home Loan Bank advances	215,523,517	170,556,327	90,637,328
Subordinated debt and other borrowings	96,783,292	97,408,292	98,658,292
Accrued interest payable	622,908	661,273	792,703
Other liabilities	43,736,364	41,997,702	46,041,823
Total liabilities	5,083,769,340	5,024,409,608	4,840,068,196

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
35,654,541 shares, 35,601,495 shares and 35,221,941 shares
issued and outstanding at September 30, 2014, June 30, 2014
and December 31, 2013, respectively	35,654,541	35,601,495	35,221,941
Additional paid-in capital	558,070,636	555,428,349	550,212,135
Retained earnings	185,496,234	170,155,642	142,298,199
Accumulated other comprehensive income (loss), net of taxes	2,712,740	3,196,499	(4,024,614)
Stockholders' equity	781,934,151	764,381,985	723,707,661
Total liabilities and stockholders' equity	$5,865,703,491	$5,788,791,593	$5,563,775,857

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Interest income:
Loans, including fees	$47,510,761	$45,089,706	$42,778,193	$136,296,125	$126,441,555
Securities
Taxable	3,469,311	3,628,264	3,538,446	10,817,854	10,860,146
Tax-exempt	1,533,029	1,563,612	1,601,067	4,694,438	4,741,440
Federal funds sold and other	268,455	282,822	259,536	828,335	834,748
Total interest income	52,781,556	50,564,404	48,177,242	152,636,752	142,877,889

Interest expense:
Deposits	2,435,426	2,481,762	2,708,376	7,512,428	9,076,757
Securities sold under agreements to repurchase	38,702	31,329	55,601	100,546	204,240
Federal Home Loan Bank advances and other borrowings	770,367	824,912	840,318	2,352,501	2,666,721
Total interest expense	3,244,495	3,338,003	3,604,295	9,965,475	11,947,718
Net interest income	49,537,061	47,226,401	44,572,947	142,671,277	130,930,171
Provision for loan losses	851,194	254,348	684,956	1,593,180	5,631,408
Net interest income after provision for loan losses	48,685,867	46,972,053	43,887,991	141,078,097	125,298,763

Noninterest income:
Service charges on deposit accounts	2,912,617	2,965,644	2,797,342	8,669,229	7,818,452
Investment services	2,353,118	2,164,410	1,955,652	6,645,362	5,643,690
Insurance sales commissions	1,037,043	1,144,871	1,021,430	3,566,835	3,522,430
Gains on mortgage loans sold, net	1,352,976	1,668,604	1,326,469	4,256,451	5,130,411
Investment gains (losses) on sales, net	29,221	-	(1,441,234)	29,221	(1,466,475)
Trust fees	1,109,278	1,071,848	931,543	3,326,877	2,756,079
Other noninterest income	4,094,200	3,582,067	4,796,079	11,724,284	11,210,770
Total noninterest income	12,888,453	12,597,444	11,387,281	38,218,259	34,615,357

Noninterest expense:
Salaries and employee benefits	21,721,663	21,772,469	21,009,680	65,244,092	61,152,789
Equipment and occupancy	6,477,076	5,917,354	5,412,865	18,103,458	15,730,074
Other real estate expense	417,197	226,006	699,211	1,294,355	2,810,779
Marketing and other business development	945,805	1,064,990	720,866	2,919,696	2,498,708
Postage and supplies	569,707	544,194	581,433	1,674,515	1,690,588
Amortization of intangibles	236,163	237,676	246,675	711,514	1,015,848
Other noninterest expense	3,991,944	4,139,239	4,652,161	11,959,708	11,725,844
Total noninterest expense	34,359,555	33,901,928	33,322,891	101,907,338	96,624,630
Income before income taxes	27,214,765	25,667,569	21,952,381	77,389,018	63,289,490
Income tax expense	9,017,943	8,497,589	7,305,431	25,655,089	20,883,883
Net income	$18,196,822	$17,169,980	$14,646,950	$51,733,929	$42,405,607

Per share information:
Basic net income per common share	$0.52	$0.49	$0.43	$1.49	$1.24
Diluted net income per common share	$0.52	$0.49	$0.42	$1.48	$1.23

Weighted average shares outstanding:
Basic	34,762,206	34,697,888	34,282,899	34,688,064	34,148,562
Diluted	35,155,224	35,081,702	34,606,567	35,069,764	34,415,776

This information is preliminary and based on company data available at the time of the presentation

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	September	June	March	December	September	June
(dollars in thousands)	2014	2014	2014	2013	2013	2013
Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,478,869	1,457,335	1,456,172	1,383,435	1,326,838	1,308,873
Consumer real estate - mortgage loans	706,801	698,528	703,592	695,616	687,259	697,490
Construction and land development loans	322,090	292,875	294,055	316,191	319,973	298,509
Commercial and industrial loans	1,724,086	1,697,634	1,568,937	1,605,547	1,513,632	1,504,086
Consumer and other	189,405	169,190	158,931	143,704	121,600	116,407
Total loans	4,421,251	4,315,562	4,181,687	4,144,493	3,969,302	3,925,365
Allowance for loan losses	(66,160)	(66,888)	(67,524)	(67,970)	(67,280)	(68,695)
Securities	753,028	782,066	774,134	733,252	743,885	727,889
Total assets	5,865,703	5,788,792	5,600,933	5,563,776	5,391,201	5,373,168
Noninterest-bearing deposits	1,357,934	1,324,358	1,180,202	1,167,414	1,138,421	1,098,887
Total deposits	4,662,331	4,651,513	4,500,577	4,533,473	4,333,543	4,096,578
Securities sold under agreements to repurchase	64,773	62,273	68,093	70,465	84,032	117,346
FHLB advances	215,524	170,556	150,604	90,637	115,671	325,762
Subordinated debt and other borrowings	96,783	97,408	98,033	98,658	99,283	99,908
Total stockholders' equity	781,934	764,382	742,497	723,708	712,216	696,569

Balance sheet data, quarterly averages:
Total loans	$4,358,473	4,251,900	4,130,289	3,981,214	3,932,218	3,845,476
Securities	767,895	782,436	748,539	731,651	739,625	745,969
Total earning assets	5,264,591	5,187,589	5,023,692	4,903,233	4,825,552	4,710,534
Total assets	5,752,776	5,673,615	5,514,031	5,388,371	5,313,003	5,210,600
Noninterest-bearing deposits	1,317,091	1,202,740	1,128,743	1,179,340	1,100,532	1,012,718
Total deposits	4,655,047	4,518,963	4,509,493	4,407,806	4,198,779	3,963,393
Securities sold under agreements to repurchase	66,429	59,888	62,500	85,096	110,123	129,550
FHLB advances	135,920	224,432	83,787	42,012	181,392	293,581
Subordinated debt and other borrowings	100,404	99,015	98,651	100,030	100,995	102,573
Total stockholders' equity	774,032	757,089	740,743	722,919	705,275	699,559

Statement of operations data, for the three months ended:
Interest income	$52,782	50,564	49,291	48,405	48,177	47,544
Interest expense	3,245	3,338	3,383	3,436	3,604	3,945
Net interest income	49,537	47,226	45,908	44,969	44,573	43,599
Provision for loan losses	851	254	488	2,225	685	2,774
Net interest income after provision for loan losses	48,686	46,972	45,420	42,744	43,888	40,825
Noninterest income	12,888	12,598	12,732	12,488	11,387	11,326
Noninterest expense	34,360	33,902	33,646	32,637	33,323	30,862
Income before taxes	27,215	25,668	24,506	22,596	21,952	21,289
Income tax expense	9,018	8,498	8,140	7,274	7,305	6,978
Net income	$18,197	17,170	16,367	15,321	14,647	14,311

Profitability and other ratios:
Return on avg. assets (1)	1.25%	1.21%	1.20%	1.13%	1.09%	1.10%
Return on avg. equity (1)	9.33%	9.10%	8.96%	8.41%	8.24%	8.21%
Return on avg. tangible common equity (1)	13.69%	13.50%	13.45%	12.79%	12.71%	12.72%
Dividend payout ratio (18)	17.58%	18.29%	19.16%	20.38%	-	-
Net interest margin (1) (2)	3.79%	3.71%	3.76%	3.70%	3.72%	3.77%
Noninterest income to total revenue (3)	20.65%	21.06%	21.72%	21.73%	20.35%	20.62%
Noninterest income to avg. assets (1)	0.89%	0.89%	0.94%	0.92%	0.85%	0.87%
Noninterest exp. to avg. assets (1)	2.37%	2.40%	2.47%	2.40%	2.49%	2.38%
Noninterest expense (excluding ORE and FHLB
restructuring charges) to avg. assets (1)	2.34%	2.38%	2.43%	2.38%	2.44%	2.27%
Efficiency ratio (4)	55.04%	56.67%	57.38%	56.80%	59.55%	56.19%
Avg. loans to average deposits	93.63%	94.09%	91.59%	90.32%	93.65%	97.02%
Securities to total assets	12.84%	13.51%	13.82%	13.18%	13.80%	13.55%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED
(dollars in thousands)	Three months ended			Three months ended
	September 30, 2014			September 30, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,358,473	$47,511	4.34%	$3,932,218	$42,778	4.33%
Securities
Taxable	598,713	3,469	2.30%	571,985	3,538	2.45%
Tax-exempt (2)	169,182	1,533	4.80%	167,640	1,601	5.06%
Federal funds sold and other	138,223	269	0.92%	153,709	260	0.80%
Total interest-earning assets	5,264,591	$52,782	4.03%	4,825,552	$48,177	4.02%
Nonearning assets
Intangible assets	246,821			248,095
Other nonearning assets	241,364			239,356
Total assets	$5,752,776			$5,313,003

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$871,620	$366	0.17%	$783,623	$400	0.20%
Savings and money market	1,997,900	1,427	0.28%	1,755,037	1,370	0.31%
Time	468,436	643	0.54%	559,587	938	0.66%
Total interest-bearing deposits	3,337,956	2,436	0.29%	3,098,247	2,708	0.35%
Securities sold under agreements to repurchase	66,429	39	0.23%	110,123	56	0.20%
Federal Home Loan Bank advances	135,920	150	0.44%	181,392	173	0.38%
Subordinated debt and other borrowings	100,404	620	2.45%	100,995	667	2.62%
Total interest-bearing liabilities	3,640,709	3,245	0.35%	3,490,757	3,604	0.41%
Noninterest-bearing deposits	1,317,091	-	-	1,100,532	-	-
Total deposits and interest-bearing liabilities	4,957,800	$3,245	0.26%	4,591,289	$3,604	0.31%
Other liabilities	20,944			16,439
Stockholders' equity	774,032			705,275
Total liabilities and stockholders' equity	$5,752,776			$5,313,003
Net interest income		$49,537			$44,573
Net interest spread (3)			3.68%			3.61%
Net interest margin (4)			3.79%			3.72%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2014 would have been 3.77% compared to a net interest spread of 3.71% for the quarter ended September 30, 2013.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED
(dollars in thousands)	Nine Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2013
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,247,723	$136,296	4.30%	$3,820,711	$126,442	4.44%
Securities
Taxable	594,069	10,818	2.43%	561,974	10,860	2.58%
Tax-exempt (2)	172,292	4,694	4.86%	171,352	4,741	4.94%
Federal funds sold and other	145,422	828	0.90%	130,226	835	1.01%
Total interest-earning assets	5,159,506	$152,636	4.01%	4,684,263	$142,878	4.14%
Nonearning assets
Intangible assets	247,086			248,488
Other nonearning assets	241,094			240,305
Total assets	$5,647,686			$5,173,056

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$901,330	$1,186	0.18%	$782,965	$1,537	0.26%
Savings and money market	1,954,549	4,245	0.29%	1,656,988	4,381	0.35%
Time	488,941	2,081	0.57%	575,689	3,159	0.73%
Total interest-bearing deposits	3,344,820	7,512	0.30%	3,015,642	9,077	0.40%
Securities sold under agreements to repurchase	62,954	101	0.21%	123,395	204	0.22%
Federal Home Loan Bank advances	148,237	460	0.42%	191,622	587	0.41%
Subordinated debt and other borrowings	99,363	1,892	2.55%	103,427	2,080	2.69%
Total interest-bearing liabilities	3,655,374	9,965	0.36%	3,434,086	11,948	0.46%
Noninterest-bearing deposits	1,216,881	-	-	1,022,576	-	-
Total deposits and interest-bearing liabilities	4,872,255	$9,965	0.27%	4,456,662	$11,948	0.36%
Other liabilities	18,018			18,639
Stockholders' equity	757,413			697,755
Total liabilities and stockholders' equity	$5,647,686			$5,173,056
Net interest income		$142,671			$130,930
Net interest spread (3)			3.65%			3.67%
Net interest margin (4)			3.75%			3.80%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2014 would have been 3.74% compared to a net interest spread of 3.78% for the nine months ended September 30, 2013.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
(dollars in thousands)	September	June	March	December	September	June
	2014	2014	2014	2013	2013	2013

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$21,652	15,678	15,606	18,183	19,989	20,561
Other real estate (ORE)	12,329	12,946	15,038	15,226	15,522	15,992
Total nonperforming assets	$33,981	28,624	30,644	33,409	35,511	36,553
Past due loans over 90 days and still
accruing interest	$83	649	7,944	3,057	-	747
Troubled debt restructurings (5)	$7,606	7,552	15,108	19,647	19,661	20,427
Net loan charge-offs	$1,580	890	934	1,535	2,100	3,491
Allowance for loan losses to nonaccrual loans	305.6%	426.6%	432.7%	373.8%	336.6%	334.1%
As a percentage of total loans:
Past due accruing loans over 30 days	0.32%	0.45%	0.43%	0.39%	0.33%	0.39%
Potential problem loans (6)	1.98%	1.79%	2.01%	1.51%	1.80%	2.11%
Allowance for loan losses	1.50%	1.55%	1.61%	1.64%	1.70%	1.75%
Nonperforming assets to total loans and ORE	0.77%	0.66%	0.73%	0.80%	0.89%	0.93%
Nonperforming assets to total assets	0.58%	0.49%	0.55%	0.60%	0.66%	0.68%
Classified asset ratio (Pinnacle Bank) (8)	20.0%	18.1%	21.2%	18.5%	20.6%	23.3%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.11%	0.09%	0.09%	0.24%	0.27%	0.31%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.34%	4.27%	4.30%	4.28%	4.33%	4.41%
Securities	2.85%	2.93%	3.17%	3.16%	3.04%	3.03%
Total earning assets	4.03%	3.97%	4.04%	3.98%	4.02%	4.10%
Total deposits, including non-interest bearing	0.21%	0.22%	0.23%	0.24%	0.26%	0.30%
Securities sold under agreements to repurchase	0.23%	0.21%	0.20%	0.16%	0.20%	0.22%
FHLB advances	0.44%	0.33%	0.59%	0.97%	0.38%	0.31%
Subordinated debt and other borrowings	2.45%	2.58%	2.61%	2.60%	2.62%	2.72%
Total deposits and interest-bearing liabilities	0.26%	0.27%	0.29%	0.29%	0.31%	0.35%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.3%	13.2%	13.3%	13.0%	13.2%	13.0%
Leverage	11.2%	11.0%	11.0%	10.9%	10.8%	10.7%
Tier one risk-based	12.2%	12.1%	12.2%	11.8%	12.0%	11.7%
Total risk-based	13.4%	13.4%	13.5%	13.0%	13.2%	12.9%
Tier one common equity to risk-weighted assets	10.6%	10.5%	10.5%	10.1%	10.2%	9.9%
Tangible common equity to tangible assets	9.5%	9.3%	9.3%	9.0%	9.0%	8.8%
Pinnacle Bank ratios:
Leverage	10.6%	10.5%	10.5%	10.5%	10.5%	10.5%
Tier one risk-based	11.5%	11.5%	11.7%	11.3%	11.6%	11.5%
Total risk-based	12.8%	12.8%	12.9%	12.6%	12.9%	12.7%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
(dollars in thousands, except per share data)	September	June	March	December	September	June
	2014	2014	2014	2013	2013	2013

Per share data:
Earnings – basic	$0.52	0.49	0.47	0.45	0.43	0.42
Earnings – diluted	$0.52	0.49	0.47	0.44	0.42	0.42
Common dividends per share	$0.08	0.08	0.08	0.08	-	-
Book value per common share at quarter end (9)	$21.93	21.47	20.88	20.55	20.27	19.86
Tangible common equity per common share	$15.02	14.53	13.93	13.52	13.22	12.78

Weighted avg. common shares – basic	34,762,206	34,697,888	34,602,337	34,355,691	34,282,899	34,172,274
Weighted avg. common shares – diluted	35,155,224	35,081,702	34,966,600	34,765,424	34,606,567	34,431,054
Common shares outstanding	35,654,541	35,601,495	35,567,268	35,221,941	35,133,733	35,073,763

Investor information:
Closing sales price	$36.10	39.48	37.49	32.53	29.81	25.71
High closing sales price during quarter	$39.75	39.48	38.64	33.25	29.99	26.17
Low closing sales price during quarter	$35.21	33.46	31.02	29.67	26.56	21.68

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$96,050	83,421	61,290	70,194	105,817	123,181
Gross fees (10)	$2,256	2,461	1,780	1,729	2,294	3,146
Gross fees as a percentage of loans originated	2.35%	2.95%	2.90%	2.46%	2.17%	2.55%
Net gain on mortgage loans sold	$1,353	1,669	1,235	1,113	1,326	1,949
Investment gains (losses) on sales, net (17)	$29	-	-	-	(1,441)	(25)
Brokerage account assets, at quarter-end (11)	$1,658,237	1,680,619	1,611,232	1,560,349	1,445,461	1,387,172
Trust account managed assets, at quarter-end	$720,071	687,772	613,440	605,324	576,190	630,322
Core deposits (12)	$4,260,627	4,245,745	4,087,477	4,100,037	3,903,000	3,771,424
Core deposits to total funding (12)	84.6%	85.2%	84.8%	85.5%	84.3%	81.3%
Risk-weighted assets	$5,049,592	4,924,884	4,730,907	4,803,942	4,557,124	4,532,735
Total assets per full-time equivalent employee	$7,744	7,734	7,528	7,408	7,305	7,335
Annualized revenues per full-time equivalent employee	$327.0	320.6	319.7	303.5	300.8	300.8
Annualized expenses per full-time equivalent employee	$180.0	181.7	183.4	172.4	179.1	169.0
Number of employees (full-time equivalent)	757.5	748.5	744.0	751.0	738.0	732.5
Associate retention rate (13)	93.5%	93.8%	95.6%	94.4%	93.9%	93.0%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - August 2014	838.0	829.8	827.1	817.3	815.1	817.1
Knoxville MSA nonfarm employment - August 2014	342.4	342.2	338.0	334.2	335.6	337.9
Nashville MSA unemployment - August 2014	5.8%	5.6%	5.4%	5.9%	6.5%	6.6%
Knoxville MSA unemployment - August 2014	6.1%	5.9%	5.8%	6.3%	7.0%	6.9%
Nashville residential median home price - September 2014	$211.4	222.0	195.0	198.8	197.9	205.9
Nashville inventory of residential homes for sale - September 2014 (16)	9.9	10.6	9.4	8.2	10.2	10.6

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	September	June	March	December	September	June
(dollars in thousands, except per share data)	2014	2014	2014	2013	2013	2013
Tangible assets:
Total assets	$5,865,703	5,788,792	5,600,933	5,563,776	5,391,201	5,373,168
Less: Goodwill	(243,533)	(243,550)	(243,568)	(243,651)	(243,808)	(243,900)
Core deposit and other intangible assets	(3,129)	(3,365)	(3,603)	(3,841)	(4,087)	(4,334)
Net tangible assets	$5,619,041	5,541,877	5,353,762	5,316,284	5,143,306	5,124,934

Tangible equity:
Total stockholders' equity	$781,934	764,382	742,497	723,708	712,216	696,569
Less: Goodwill	(243,533)	(243,550)	(243,568)	(243,651)	(243,808)	(243,900)
Core deposit and other intangible assets	(3,129)	(3,365)	(3,603)	(3,841)	(4,087)	(4,334)
Net tangible common equity	$535,272	517,467	495,326	476,216	464,321	448,335

Ratio of tangible common equity to tangible assets	9.53%	9.34%	9.25%	8.96%	9.03%	8.75%

Average tangible equity:
Average stockholders' equity	$774,032	757,089	740,743	722,919	705,275	699,559
Less: Average goodwill	(243,544)	(243,559)	(243,610)	(243,729)	(243,854)	(243,956)
Core deposit and other intangible assets	(3,278)	(3,484)	(3,722)	(3,964)	(4,211)	(4,458)
Net average tangible common equity	$527,210	510,046	493,411	475,226	457,210	451,145

Return on average tangible common equity (1)	13.69%	13.50%	13.45%	12.79%	12.71%	12.72%

	For the three months ended
	September	June	March	December	September	June
	2014	2014	2014	2013	2013	2013

Net interest income	$49,537	47,226	45,908	44,969	44,573	43,599

Noninterest income	12,888	12,598	12,732	12,488	11,387	11,326
Less: Investment (gains) losses on sales, net	(29)	-	-	-	1,441	25
Noninterest income excluding investment
(gains) losses on sales, net	12,859	12,598	12,732	12,488	12,828	12,122
Total revenues excluding the impact of investment
(gains) losses on sales, net	62,396	59,824	58,644	57,457	57,401	55,721

Noninterest expense	34,360	33,902	33,646	32,637	33,323	30,862
Less: Other real estate expense	417	226	651	302	699	1,391
Noninterest expense excluding the impact of
other real estate expense	33,943	33,676	32,995	32,335	32,624	29,471

Adjusted pre-tax pre-provision income (15)	$28,453	26,148	25,645	25,122	24,777	26,250

Efficiency Ratio (4)	55.0%	56.7%	57.4%	56.8%	59.5%	56.2%

Total average assets	$5,752,776	5,673,615	5,514,031	5,388,371	5,313,003	5,210,600

Noninterest expense (excluding ORE expense) to avg. assets (1)	2.34%	2.38%	2.43%	2.38%	2.44%	2.27%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months diluted earnings per share as of the dividend declaration date.